
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the Balance
Sheet as of December 31, 1995 and the Income Statement for the period ended
December 31, 1995 and is qualified in its entirety by reference to such Form
U-3A-2 Annual Report.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               1,659,988
<TOTAL-OPERATING-REVENUES>                     686,430
<NET-INCOME>                                    76,842

